SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) or (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Cache, Inc.

(Exact name of registrant as specified in its charter)

Florida	59-1588181
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

1440 Broadway New York, New York	10018
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Rights to purchase Common Stock, par value $0.01 per share	The NASDAQ Global Select Market

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-186769 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.                     Description of Registrant’s Securities to be Registered

The securities to be registered hereby are transferable subscription rights (the “Rights”) to purchase shares of Common Stock, par value $0.01 per share (the “Common Stock”), of Cache, Inc., a Florida corporation (the “Registrant”).

The description of the Rights as included under the caption “The Rights Offering” in the Prospectus forming a part of the Registration Statement on Form S-3, as originally filed with the Securities and Exchange Commission (the “Commission”) on February 20, 2013 (Registration No. 333-186769), including exhibits, and as may be subsequently amended from time to time (the “Registration Statement”), is hereby incorporated by reference. In addition, all of the above-referenced descriptions included in any Prospectus relating to the Registration Statement filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference herein.

Item 2.                     Exhibits

4.1                               Articles of Incorporation of the Registrant and amendments thereto (Incorporated by reference to the Registrant’s Current Report on Form 8-K, dated September 15, 1993)

4.2                               Articles of Amendment to Articles of Incorporation, effective February 4, 2013 (Incorporated by reference to the Registrant’s Current Report on Form 8-K, filed February 8, 2013)

4.3                               Bylaws of the Registrant (Incorporated by reference to the Registrant’s Registration Statement on Form S-18, dated December 29, 1980)

4.4                               Amendment to Bylaws, effective February 4, 2013 (Incorporated by reference to the Registant’s Current Report on Form 8-K, filed February 8, 2013)

4.5                               Form of Certificate of Common Stock (Incorporated by reference to the Registrant’s S-3/A, filed April 2, 2013)

4.6                               Form of Subscription Rights Certificate (Incorporated by reference to the Registrant’s S-3/A, filed April 2, 2013)

Signature

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: April 4, 2013

CACHE, INC.

	By:	/s/ Margaret J. Feeney
		Name:	Margaret J. Feeney
		Title:	Executive Vice President and Chief Financial Officer